Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-181772 on Form S‑8 of our report dated June 29, 2026, appearing in this Annual Report on Form 11-K of the Cass Information Systems, Inc. 401(k) Plan as of and for the year ended December 31, 2025.

/s/ LBMC, PC
Brentwood, Tennessee
June 29, 2026